UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 24, 2018 (January 18, 2018)

TIER REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-37512	68-0509956
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5950 Sherry Lane, Suite 700, Dallas, Texas

75252

(Address of principal executive offices)

(Zip Code)

(972) 483-2400

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.                                        Entry into a Material Definitive Agreement.

On January 18, 2018, Tier Operating Partnership LP (“Tier OP”), the operating partnership of TIER REIT, Inc. (which may be referred to herein as the “Registrant,” “we,” “our” or “us”), entered into a second amended and restated credit agreement (the “Amended Credit Agreement”) providing for total unsecured borrowings of $900 million, with the ability to further increase total borrowings by up to an additional $300 million in the aggregate subject to certain requirements, with Wells Fargo Bank, National Association as administrative agent and lender; JPMorgan Chase Bank, N.A. as syndication agent and lender; and the other lenders from time to time parties thereto (collectively, the “Lenders”); Wells Fargo Securities, LLC and JPMorgan Chase Bank, N.A. as joint bookrunners; Wells Fargo Securities, LLC, JPMorgan Chase Bank, N.A., U.S. Bank National Association and PNC Capital Markets LLC as joint lead arrangers for various portions of the facility; PNC Bank, National Association, U.S. Bank National Association, Capital One National Association and Fifth Third Bank as co-documentation agents; and Bank of America, N.A., BMO Capital Markets Corp. and Regions Bank as Senior Managing Agents. The Amended Credit Agreement increases Tier OP’s $285 million revolving line of credit to $325 million and extends the maturity date from December 2018 to January 2022, with an additional one-year extension option subject to certain requirements (the “Revolving Facility”), and extends the maturity date on the previous five-year, $300 million term loan from December 2019 to January 2025 (the “Tranche A Term Loan”), in addition to the previous $275 million term loan maturing in June 2022 (the “Tranche B Term Loan,” and together with the Revolving Facility and the Tranche A Term Loan, the “Facility”). At closing, under the Revolving Facility, we had $107.0 million in borrowings outstanding and had approximately $133.0 million of availability for additional borrowings.  We intend to use the Facility for general corporate purposes and have acted as a guarantor of the Facility.

Loans under the Facility will bear interest at an annual rate that is equal to either, at Tier OP’s election, (1) the “base rate” (calculated as the greatest of (i) the agent’s “prime rate”; (ii) 0.5% above the Federal Funds Rate; or (iii) LIBOR for an interest period of one month plus 1.0%) plus an applicable margin ranging from 10 to 50 basis points for loans under the Revolving Facility, from 65 to 135 basis points for loans under the Tranche A Term Loan, and from 20 to 70 basis points for loans under the Tranche B Term Loan, or (2) LIBOR plus an applicable margin ranging from 110 to 150 basis points for loans under the Revolving Facility, from 165 to 235 basis points for loans under the Tranche A Term Loan, and from 120 to 170 basis points for loans under the Tranche B Term Loan, with each applicable margin depending on the ratio of total indebtedness to total asset value.  At closing, Tier OP made an election to borrow at LIBOR plus the applicable margin with regard to the applicable annual rate, which equates to an effective interest rate of 2.80%.  In October 2014, we entered into two interest rate swap agreements to hedge the interest rate on $250 million of borrowings under the Tranche A Term Loan to manage our exposure to future interest rate movements, which fixed the average LIBOR rate at approximately 1.69% through October 31, 2019, plus the applicable margin of 1.40% at January 18, 2018, for an interest rate of approximately 3.09% for borrowings under the Tranche A Term Loan.  In March 2015, we entered into two additional interest rate swap agreements to hedge the interest rate on the $275 million of borrowings under the Tranche B Term Loan to manage our exposure to future interest rate movements, which fixed the average LIBOR rate at approximately 1.77% through May 31, 2022, plus the applicable margin of 1.90% at January 18, 2018, for an interest rate of approximately 3.67% for borrowings under the Tranche B Term Loan.

Tier OP has the right to prepay any outstanding amounts of the Revolving Facility and the Tranche B Term Loan, and, after January 18, 2020, the Tranche A Term Loan under the Amended Credit Agreement, in whole or in part, at any time without penalty or premium upon delivery of three business days prior written notice, provided that any partial payment is in a minimum amount of $1 million.

Premiums for portions of the Tranche A Term Loan prepaid prior to January 18, 2019 will be 2% and 1% for prepayments between January 19, 2019 and January 18, 2020, respectively.

Upon the occurrence of any “event of default,” as described below, all loans will bear interest payable on demand at a rate equal to 5% per annum above the base rate plus the applicable margin until the default is cured.  In addition to Tier OP failing to pay amounts when due and breaching any of the terms of the Amended Credit Agreement or related loan documents, events of default include, but are not limited to: (1) failure to pay when due any recourse indebtedness of $10 million or more, non-recourse indebtedness of $75 million or more or any derivatives contracts in excess of $10 million; (2) insolvency or  bankruptcy by us, Tier OP or any of our subsidiaries to which more than 5% of our total asset value is attributable; (3) judgments against us, Tier OP or any other subsidiary in excess of $50 million; and (4) a change in control or change in management as set forth in the Amended Credit Agreement.  If an event of default occurs and is not cured within any applicable grace period, the Lenders may accelerate the maturity of all outstanding loans and terminate their obligation to make any future loans.

The Amended Credit Agreement contains customary affirmative, negative and financial covenants, representations, warranties and borrowing conditions, all as set forth in the Amended Credit Agreement.  Tier OP is required to pay certain fees under the Amended Credit Agreement and documents executed in connection therewith, including a facility fee for the Revolving Facility that ranges from 15 to 30 basis points depending on the ratio of total indebtedness to total asset value and an annual administrative fee in an amount equal to $75,000 per annum.

The information set forth above with respect to the Amended Credit Agreement does not purport to be complete in scope and is qualified in its entirety by the full text of the Amended Credit Agreement and the Second Amended and Restated Guaranty, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 7.01.                                        Regulation FD Disclosure.

On January 24, 2018, we issued a press release with respect to the Amended Credit Agreement.  A copy of the press release is attached as Exhibit 99.1 to this Current Report.

The information in this Item 7.01, including Exhibit 99.1, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits

10.1

Second Amended and Restated Credit Agreement, dated as of January 18, 2018, by and among Tier Operating Partnership LP, as Borrower; TIER REIT, Inc., as Parent; and the Financial Institutions party thereto and their assignees as Lenders

10.2

Second Amended and Restated Guaranty, dated as of January 18, 2018, by TIER REIT, Inc. and the subsidiary guarantors identified on the signature pages thereto in favor of Wells Fargo Bank, National Association in its capacity as Administrative Agent for the Lenders under the Credit Agreement

99.1	Press Release, dated January 24, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIER REIT, INC.

Dated: January 24, 2018	By:	/s/ Telisa Webb Schelin
Telisa Webb Schelin
Chief Legal Officer, Executive Vice President & Secretary